UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2026

S&P Global Inc.
(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On July 1, 2026 (the “Distribution Date”), at 12:01 a.m. New York City time, the previously-announced separation (the “Separation”) of Mobility Global Inc. (“Mobility Global”) from S&P Global Inc. (“S&P Global”) became effective. The separation of Mobility Global, which comprises the business of S&P Global and its subsidiaries with respect to providing analytics, marketing, planning solutions, reports, forecasts and vehicle history data for the automotive sector, which operated under the S&P Global Mobility division, was achieved through S&P Global’s distribution (the “Distribution”) of 100% of the shares of Mobility Global common stock to holders of S&P Global common stock as of the close of business on June 15, 2026 (the “Record Date”) after certain restructuring transactions were completed. S&P Global stockholders of record received one share of Mobility Global common stock for every share of S&P Global common stock held as of the Record Date. Following the Distribution, Mobility Global became an independent, public company with its common stock listed under the symbol “MBGL” on the New York Stock Exchange.

In this amendment (the “Amendment No. 1”), S&P Global amends its Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2026 (the “Original Form 8-K”) that reported the completion of the Separation. The Original Form 8-K did not include the unaudited pro forma financial information of S&P Global reflecting the performance of S&P Global’s business after giving effect to the Separation. This Amendment No. 1 is being filed to include such pro forma financial information attached as Exhibit 99.2 under Item 9.01(b) of this Amendment No. 1.

Unaudited pro forma financial information included in this Amendment No. 1 has been presented to illustrate the estimated effects of the Separation and is not necessarily indicative of the results of operations that S&P Global would have achieved had the Separation been completed as of the dates indicated or of the results that may be obtained in the future.

Item 7.01 Regulation FD Disclosure

On July 6, 2026, S&P Global issued a press release, furnished as Exhibit 99.1 and incorporated herein by reference, providing financial information for full year 2025, the four quarters of 2025 and the first quarter of 2026, reflecting the completion of the spin-off of Mobility Global and segment recast updates.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18. Furthermore, the information contained in this report shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(b) The unaudited pro forma condensed consolidated statements of income of S&P Global for the three months ended March 31, 2026 and for the years ended December 31, 2025, 2024 and 2023 and the unaudited pro forma condensed consolidated balance sheet of S&P Global as of March 31, 2026 are included as Exhibit 99.2 to this Amendment No. 1, which is incorporated by reference in this Item 9.01.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by S&P Global Inc. dated July 6, 2026 with financial information for full year 2025, the four quarters of 2025 and the first quarter of 2026, reflecting the completion of the spin-off of Mobility Global and segment recast updates.
99.2	Unaudited pro forma condensed consolidated statements of income of S&P Global for the three months ended March 31, 2026 and for the years ended 2025, 2024 and 2023 and the unaudited pro forma condensed consolidated balance sheet of S&P Global as of March 31, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2026	S&P Global Inc.

	By:	/s/ Judah Bareli
Judah Bareli
Vice President, Associate General Counsel & Corporate Secretary